CONVERTIBLE PROMISSORY NOTE

US $488,489.27	Las Vegas, Nevada
June 29, 2012

For good and valuable consideration, Southern Products Inc., a Nevada corporation, ("Maker"), hereby makes and delivers this Promissory Note and Security Agreement (this "Note") in favor of CANE CLARK LLP, a Nevada limited liability partnership or its assigns ("Holder"), and hereby agree as follows:

Principal Obligation and Interest. For value received, Maker promises to pay to Holder at 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120, or at such other place as Holder may designate in writing, in currently available funds of the United States, the principal sum of Four Hundred Eighty eight Thousand Four Hundred Eighty nine and 27/100 U.S. DOLLARS. Maker's obligation under this Note shall accrue interest at the rate of twelve percent (12.0%) per annum from the date hereof until paid in full, compounded monthly. Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable, and actual days lapsed.

Payment Terms.

Maker shall make an initial payment of $15,000 on or before July 10, 2012. Thereafter, all remaining accrued interest and principal then outstanding shall be due and payable by the Maker upon the earlier of (i) thirty (30) days following written demand therefor by Holder or (ii) in increments of not less than fifteen thousand dollars ($15,000.00) per month, not later than ten (10) days after the end of each calendar month until paid in full commencing July 10, 2012.

If not so paid, at the option of the Holder all principal and interest shall become immediately due and payable. All payments shall be applied first to late charges, then to interest, then to principal and shall be credited to the Maker's account on the date that such payment is physically received by the Holder.

Maker shall have the right to prepay all or any part of the principal under this Note without penalty.

Conversion. Holder shall have the right at any time to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of common stock of the Maker, at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion"). The number of shares of common stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion given by Holder (the "Notice of Conversion"), delivered to the Maker by the Holder on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder's option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date.

 The Conversion Price shall equal the lower of: (1) $0.10 per share, or (2) Eighty percent (80%) of the Market Price (as defined herein). "Market Price" means the average of the lowest three (3) Trading Prices (as defined below) for the Maker's common stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the "OTCBB") as reported by a reliable reporting service ("Reporting Service") mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Maker and the Holder. "Trading Day" shall mean any day on which the Maker's common stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Maker's common stock is then being traded.

Registration Rights. The shares of Maker's common stock issuable upon exercise by Holder of its Conversion Rights pursuant to section 3, above, are subject to that separate Registration Rights Agreement, of even date herewith, between Maker and Holder.

Grant of Security Interest. As collateral security for the prompt, complete, and timely satisfaction of all present and future indebtedness, liabilities, duties, and obligations of Maker to Holder evidenced by or arising under this Note, and including, without limitation, all principal and interest payable under this Note, any future advances added to the principal amount due hereunder, and all attorneys' fees, costs and expenses incurred by Holder in the collection or enforcement of the same (collectively, the "Obligations"), Maker hereby pledges, assigns and grants to Holder a continuing security interest and lien in all of Maker's right, title and interest in and to the property, whether now owned or hereafter acquired by Maker and whether now existing or hereafter coming into existence or acquired, including the proceeds of any disposition thereof, described on Exhibit "A" attached hereto and incorporated herein by this reference (collectively, the "Collateral"). As applicable, the terms of this Note with respect to Maker's granting of a security interest in the Collateral to Holder shall be deemed to be a security agreement under applicable provisions of the Uniform Commercial Code ("UCC"), with Maker as the debtor and Holder as the secured party.

Perfection. Upon the execution and delivery of this Note, Maker authorizes Holder to file such financing statements and other documents in such offices as shall be necessary or as Holder may reasonably deem necessary to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof. Maker agrees, upon Holder's request, to take all such actions as shall be necessary or as Holder may reasonably request to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof.

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Representations and Warranties of Maker. Maker hereby represents and warrants the following to Holder:

Maker and those executing this Note on its behalf have the full right, power, and authority to execute, deliver and perform the Obligations under this Note, which are not prohibited or restricted under the articles of incorporation or bylaws of Maker. This Note has been duly executed and delivered by an authorized officer of Maker and constitutes a valid and legally binding obligation of Maker enforceable in accordance with its terms.

The execution of this Note and Maker's compliance with the terms, conditions and provisions hereof does not conflict with or violate any provision of any agreement, contract, lease, deed of trust, indenture, or instrument to which Maker is a party or by which Maker is bound, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance, claim or security interest of any nature whatsoever upon any of the Collateral.

The security interest granted hereby in and to the Collateral constitutes a present, valid, binding and enforceable security interest as collateral security for the Obligations, and, except as to leased equipment or purchase-money encumbrances existing as of the date of this Note as expressly disclosed to Holder in writing, such interests, upon perfection, will be senior and prior to any liens, encumbrances, charges, title defects, interests and rights of any others with respect to such Collateral.

Covenants of Maker. For so long as any Obligations remain outstanding:

Maker shall not sell, assign or transfer any of the Collateral, or any part thereof or interest therein;

Maker shall pay or cause to be paid promptly when due all taxes and assessments on the Collateral; and

Maker shall keep Holder apprised, in writing, as to the current location of all of the Collateral, providing Holder with current information including any identifying serial numbers with respect to the Collateral so the Holder may perfect and maintain the priority of its security interest therein.

Use of Collateral. For so long as no event of default shall have occurred and be continuing under this Note, Maker shall be entitled to use and possess the Collateral and to exercise its rights, title and interest in all contracts, agreements, and licenses subject to the rights, remedies, powers and privileges of Holder under this Note and to such use, possession or exercise not otherwise constituting an event of default. Notwithstanding anything herein to the contrary, Maker shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Note had not been executed and delivered; the exercise by Holder of any right, remedy, power or privilege in respect of this Note shall not release the Maker from any of its duties and obligations under such contracts and agreements; and Holder shall have no duty, obligation or liability under such contracts and agreements included in the Collateral by reason of this Note, nor shall Holder be obligated to perform any of the duties or obligations of Maker under any such contract or agreement or to take any action to collect or enforce any claim (for payment) under any such contract or agreement.

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Defaults. The following shall be events of default under this Note:

Maker's failure to remit any payment under this Note on before the date due, if such failure is not cured in full within five (5) days of written notice of default;

Maker's failure to perform or breach of any non-monetary obligation or covenant set forth in this Note or in any other written agreement between Maker and Holder if such failure is not cured in full within ten (10) days following delivery of written notice thereof from Holder to Maker;

If Maker is dissolved, whether pursuant to any applicable articles of incorporation or bylaws, and/or any applicable laws, or otherwise;

Default in the Maker's obligation for borrowed money, other than this Note, which shall continue for a period of twenty (20) days;

The commencement of any action or proceeding which affects the Collateral or title thereto or the interest of Holder therein, including, but not limited to eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent;

The entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under the federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Maker, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of twenty (20) days;

Maker's institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or its filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or any other applicable federal or state law, or its consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or its making of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action; or

Should Holder, in its sole and absolute discretion, at any time deem itself insecure or determine that repayment is at risk or unlikely and provide not less than three (3) days written notice thereof to Maker.

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Rights and Remedies of Holder. Upon the occurrence of an event of default by Maker under this Note or at any time before default when the Holder reasonably feels insecure, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable.

Pursue and enforce all of the rights and remedies provided to a secured party with respect to the Collateral under the Uniform Commercial Code.

Make such appearance, disburse such sums, and take such action as Holder deems necessary, in its sole discretion, to protect Holder's interest, including but not limited to (i) disbursement of attorneys' fees, (ii) entry upon the Maker's property to make repairs to the Collateral, and (iii) procurement of satisfactory insurance. Any amounts disbursed by Holder pursuant to this Section, with interest thereon, shall become additional indebtedness of the Maker secured by the Collateral and shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in this Note. Nothing contained in this Section shall require Holder to incur any expense or take any action.

Require Maker to assemble the Collateral and make it available to the Maker at the place to be designated by the Holder which is reasonably convenient to both parties. The Holder may sell all or any part of the Collateral as a whole or in part either by public auction, private sale, or other method of disposition. The Holder may bid at any public sale on all or any portion of the Collateral. Unless the Collateral threatens to decline speedily in value, Holder shall give Maker reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. .

Pursue any other rights or remedies available to Holder at law or in equity.

Interest To Accrue Upon Default. Upon the occurrence of an event of default by Maker under this Note, the balance then owing under the terms of this Note shall accrue interest at the rate of eighteen percent (18.0%) per annum, compounded monthly, from the date of default until Holder is satisfied in full.

Full Recourse. The liability of Maker for the Obligations shall not be limited to the Collateral, and Maker shall have full liability therefor beyond the Collateral.

Representation of Counsel. Maker acknowledges that they have consulted with or have had the opportunity to consult with Maker's legal counsel prior to executing this Note. This Note has been freely negotiated by Maker and Holder and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note.

Choice of Laws; Actions. This Note shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State. Maker acknowledges that this Note has been negotiated in Clark County, Nevada. Accordingly, the exclusive venue of any action, suit, counterclaim or cross claim arising under, out of, or in connection with this Note shall be the state or federal courts in Clark County, Nevada. Maker hereby consents to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in Clark County, Nevada.

Usury Savings Clause. Maker expressly agrees and acknowledges that Maker and Holder intend and agree that this Note shall not be subject to the usury laws of any state other than the State of Nevada. Notwithstanding anything contained in this Note to the contrary, if collection from Maker of interest at the rate set forth herein would be contrary to applicable laws of such State, then the applicable interest rate upon default shall be the highest interest rate that may be collected from Maker under applicable laws at such time.

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Costs of Collection. Should the indebtedness represented by this Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Note be placed in the hands of any attorney for collection after default, Maker agrees to pay, in addition to the principal and interest due hereon, all reasonable attorneys' fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of the Note and/or enforcement of Holder's rights with respect to the administration, supervision, preservation or protection of, or realization upon, any Collateral securing payment hereof.

Miscellaneous.

This Note shall be binding upon Maker and shall inure to the benefit of Holder and its successors, assigns, heirs, and legal representatives.

Any failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

Any provision of this Note that is unenforceable shall be severed from this Note to the extent reasonably possible without invalidating or affecting the intent, validity or enforceability of any other provision of this Note.

This Note may not be modified or amended in any respect except in a writing executed by the party to be charged.

Time is of the essence.

Notices. All notices required to be given under this Note shall be given as follows or at such other address as a party may designate by written notice to the other parties:

To Maker:
Southern Products Inc.
Attn: Edward Meadows (CFO)
13668-B Valley Blvd.
City of Industry, CA 91746
(503) 212-0109 (fax)

Cane Clark LLP
Attn: Bryan Clark
3273 E. Warm Springs Rd
Las Vegas, NV 89120
(702)944-7100 (fax)

Notices may be transmitted by facsimile, certified mail, private delivery, or any other commercially reasonable means, and shall be deemed given upon receipt by the Party to whom they are addressed.

Waiver of Certain Formalities. All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Note. Any such action taken by Holder shall not discharge the liability of any party to this Note.

Subordination to Factor. Holder agrees, upon five (5) days written notice from Maker, to subordinate the security interest granted by this Note in that portion of the Collateral, constituting Accounts Receivable from customers, to a third-party financing company providing factoring of such Accounts to Maker.

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IN WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

"Maker": SOUTHERN PRODUCTS, INC.

By:/s/ Edward Meadows
Its: CEO/ CFO
Date:

Holder": CANE CLARK LLP

By:/s/ Bryan Clark
Its: Manager
Date:

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Exhibit "A"

Collateral

Each and all of the following in which Southern Products, Inc., a Nevada Corporation, has any right, title, or interest, regardless of the manner in which such items are formally held or titled; all as defined in the Nevada Uniform Commercial Code - Secured Transactions (Nevada Revised Statutes ("NRS") §§ 104.9101 et. seq.) as of the date of the Note, and as the same may be amended hereafter:

Accounts, as defined in NRS 104.9102(l)(a)

Cash proceeds, as defined in NRS 104.9102(1)(I)

Chattel paper, as defined in NRS 104.9102(l)(k)

Commercial tort claims, as defined in NRS 104.9102(l)(m)

Commodity accounts and commodity contracts, as defined in NRS 104.9102(l)(n) and NRS 104.9102(l)(o), respectively,

Deposit accounts, as defined in NRS 104.9102(l)(cc)

Documents, as defined in NRS 104.9102(l)(dd)

Electronic chattel paper, as defined in NRS 1049102(l)(ee)

Equipment, as defined in NRS 104.9102(l)(gg)

General intangibles, as defined in NRS 104.9102(l)(pp)

Goods, as defined in NRS 104.9102(l)(rr)

Instruments, as defined in NRS 104.9102(l)(uu)

Inventory, as defined in NRS 104.9102(l)(vv)

Investment property, as defined in NRS 104.9102(l)(ww)

Letter-of-credit right, as defined in NRS 104.9102(l)(yy)

Noncash proceeds, as defined in NRS 104.9102(l)(fff)

Payment intangible, as defined in NRS 104.9102(1)(iii)

Proceeds, as defined in NRS 104.9102(1)(111)

Promissory notes, as defined in NRS 104.9102(l)(mmm)

Record, as defined in NRS 104.9102(l)(qqq)

Software, as defined in NRS 104.9102(l)(www)

Supporting obligations, as defined in NRS 104.9102(l)(yyy)

Tangible chattel paper, as defined in NRS 104.9102(l)(zzz)

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The following, as defined in NRS 104.9102(2): certificated securities, contracts for sale, leases, lease agreements, lease contracts, leasehold interests, letters of credit, negotiable instruments, notes, proceeds of letters of credit, securities, security certificates, security entitlements, and uncertificated securities.

In addition, the Collateral shall include all copyrights, all patents and patent applications (including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in-part thereof), all trade names, trademarks and service marks, logos, trademark and service mark registrations (including all renewals of trademark and service mark registrations, and all rights corresponding thereto throughout the world together, in each case, with the goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark, but excluding any such registration that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral), all inventions, processes, production methods, proprietary information, know-how and trade secrets, all licenses or user or other agreements granted to the Maker with respect to any of the foregoing, in each case whether now or hereafter owned or used (including the licenses or other agreements with respect to any of the foregoing).

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